EXHIBIT 4.13

                                    COMCAST
                                  CORPORATION

                            [GRAPHIC OMITTED - LOGO]

                 9 1/8% SENIOR SUBORDINATED DEBENTURE DUE 2006

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

     COMCAST CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to







                                                                          9 1/8%
                                                                             DUE
                                                                            2006

, or registered assigns, the principal sum of                            DOLLARS

     in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, upon presentation and surrender of this Debenture, on the fifteenth day of October, 2006, at the office or agency of the Company in New York, New York, and to pay interest hereon to the registered holder hereof in like coin or currency, at the rate per annum specified in the title of this Debenture, semi-annually on the fifteenth day of April and October in each year, commencing April 15, 1996, until payment of said principal amount has been made or duly provided for. Such interest shall be payable from the April 15 or the October 15, as the case may be, next preceding the date hereof to which interest has been paid, or duly provided for, unless the date hereof is an April 15 or October 15 to which interest has been paid, or duly provided for, in which case from the date hereof, or unless the date hereof is after April 1 or October 1, as the case may be, and prior to the following April 15 or October 15, in which case from such April 15 or October 15; provided, however, that if the Company shall default in the payment of interest due on such April 15 or October 15, then from the next preceding April 15 or October 15, to which interest has been paid or duly provided for, or if no interest has been paid, or duly provided for, on this Debenture, from October 10, 1995 any such interest payable on any April 1 or October 15 shall (subject to exceptions provided in the Indenture referred to on the reverse hereof) be paid to the person in whose name this Debenture or the Debentures in exchange or substitution for which this Debenture shall have been issued, shall have been registered at the close of business on the April 1 or October 1, as the case may be, next preceding such April 15 or October 15, whether or not such April 1 or October 1 is a Business Day. Payment of the principal of, premium, if any, and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in New York, New York; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear on the books maintained for the registration of the Debentures.

     THE PROVISIONS OF THIS DEBENTURE ARE CONTINUED ON THE REVERSE HEREOF AND SUCH CONTINUED PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

     This Debenture shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or any indenture supplemental thereto, or become valid or obligatory for any purpose, until the Trustee under said Indenture, or a successor trustee thereunder, shall have signed the form of certificate of authentication appearing hereon.

     IN WITNESS WHEREOF, COMCAST CORPORATION has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE'S CERTIFICATE

     THIS IS ONE OF THE DEBENTURES OF THE SERIES REFERRED TO ON THE REVERSE HEREOF.

                  HARRIS TRUST AND SAVINGS BANK
                  AS TRUSTEE,

BY:               AUTHORIZED OFFICER


                  COMCAST CORPORATION

ATTEST:           Stanley Wang         By:        Brian L. Roberts
                  Secretary                       President

                  COMCAST CORPORATION CORPORATE SEAL (Graphic Omitted)

                 9 1/8% Senior Subordinated Debenture Due 2006

     This debenture is one of a duly authorized issue of debentures of the Company (hereinafter called the "Debentures"), all issued or to be issued in one or more series under an indenture dated as of October 17, 1991 (herein called the "Indenture"), executed between the Company and Morgan Guaranty Trust Company of New York, a New York banking corporation (the "Original Trustee"), for which Harris Trust and Savings Bank, an Illinois banking corporation, is acting as Trustee (hereinafter called the "Trustee") pursuant to an Agreement of Resignation, Appointment and Acceptance, dated as of July 8, 1994 by and among the Company, the Original Trustee, the Trustee and Bank of Montreal Trust Company. Reference is hereby made to such Indenture and all indentures supplemental thereto for a specification of the rights and limitations of rights thereunder of the registered holders of the Debentures, the rights and obligations thereunder of the Company and the rights, duties and immunities thereunder of the Trustee and the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

     The Debentures shall not be redeemable prior to October 15, 2000. On and after October 15, 2000, the Debentures shall be redeemable, in whole or in part, at the election of the Company at the following respective percentages of the principal amount thereof if redeemed during the twelve-month period beginning October 15 of the years indicated, together, in each case, with interest accrued to the date fixed for redemption:

           Year                                       Percentage
           2000........................................104.562%
           2001........................................102.281%
           2002 or thereafter..........................100.000%

such  redemption  to be made in  accordance  with the  applicable  provisions of
Article V of the Indenture.

     The indebtedness evidenced by the Debentures is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and each holder of this Debenture, by accepting the same, agrees to and shall be bound by the provisions of the Indenture.

     In case an Event of Default, as defined in the Indenture, shall occur with respect to the Debentures of this series and be continuing, the principal of all Debentures of this series then Outstanding under the Indenture may be declared, or may become, due and payable upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be annulled by the holders of a majority in aggregate principal amount of the Debentures of this series then Outstanding.

     To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Debentures, may be made by the Company with the consent of the holders of not less than 66-2/3% of the Debentures then Outstanding of each series affected by such supplement; provided, however, that no such modifications or alterations shall (i) extend the time or times of payment of the principal of, premium, if any, or the interest on, any Debenture, or reduce the principal amount of, premium, if any, or the rate of interest on, any Debenture without the consent of the holder of each Debenture so affected, or (ii) reduce the percentage of Debentures of this series, the vote or consent of the holders of which is required for such modifications and alterations, without the consent of the holders of all Debentures of this series then Outstanding under the Indenture. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Debentures of this series then Outstanding may on behalf of the holders of all the Debentures of this series, under circumstances specified in the Indenture, waive a past Event of Default under the Indenture and its consequences, except a default in the payment of the principal of, premium, if any, or interest on the Debentures of this series. Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture or Debentures issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     Except with respect to the rights of the holders of Senior Indebtedness set forth in this Debenture and in the Indenture, no reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

     The Indenture contains provisions setting forth certain conditions to the institution of proceedings by holders of the Debentures of this series with respect to this Debenture and the Indenture and the enforcement of remedies under this Debenture and the Indenture, including, without limitation, the appointment of a receiver or trustee. However no reference herein to the Indenture and no provision of this Debenture or of the Indenture shall impair or affect the right of any holder of any Debenture to receive payment of the principal of, premium, if any, and interest on such Debenture, on or after the respective dates expressed in this Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates and any such right or such enforcement thereof shall not require the consent of any other such holder.

     The Debentures of this series are issuable only as registered Debentures without coupons, in denominations of $1,000 and any integral multiple of $1,000.

     The transfer of this Debenture is registrable by the registered holder hereof, in person or by his attorney duly authorized in writing, on the books of the Company to be kept for that purpose at the office or agency of the Company in New York, New York, upon surrender and cancellation of this Debenture and upon presentation of a duly executed written instrument of transfer, and thereupon a new Debenture of Debentures of this series, of authorized denominations for the same aggregate principal amount, will be issued to the transferee or transferees in exchange herefor; and this Debenture, with or without others of like form, may be in like manner exchanged for one or more Debentures of this series of other authorized denominations but of the same aggregate principal amount, all in the manner and subject to the conditions in the Indenture contained and without payment of any service or other charge, except for any stamp or other tax or governmental charge in connection therewith. The Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the person in whose name this Debenture is registered as the absolute owner hereof for the purpose of receiving payment hereof or on account hereof or of interest hereon (subject to the provisions of the first paragraph on the face hereof) and for all other purposes.

     No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Debenture or for any claim based hereon or otherwise in any manner in respect hereof, or in respect of the Indenture, against any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any subsidiary, incorporator, stockholder, officer, director or employee, as such, past, present or future, of any predecessor or successor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any assessment or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

     The Indenture and this Debenture shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania, and for all purposes shall be construed in accordance with the laws of said jurisdiction, except that the rights, duties, obligations, immunities and limitations of rights of the Trustee, pursuant to the Indenture and the Debenture shall be governed by and construed in accordance with the laws of the State of New York.

     All terms used in this Debenture shall have meanings ascribed to them in the Indenture.

                                 ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of the within Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN -  as joint tenants with right of
          survivorship and not as tenants
          in common
UNIF GIFT MIN ACT - ________ Custodian ________
                     (Cust)            (Minor)
                    under Uniform Gifts to Minors
                    Act ________________
                           (State)

    Additional abbreviations may also be used though not in the above list.
          -----------------------------------------------------------

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

/             /
 ------------

 ------------------------------------------------------------------------------
       (NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE, MUST BE PRINTED
                                OR TYPEWRITTEN)

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the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing


------------------------------------------------------------------------Attorney
to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

Dated:                                          ______________________________


       NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.